Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kontoor Brands, Inc. of our report dated March 5, 2019, relating to the financial statements of the Kontoor Brands Business of VF Corporation, which appears in Kontoor Brands, Inc.’s Registration Statement on Form 10 (No. 001-38854) filed with the Securities and Exchange Commission on April 1, 2019, as amended.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
May 20, 2019